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                                                                EXHIBIT 10.10.1



                      AMENDMENT TO TECHNOLOGY TRANSFER AGREEMENT


          This Amendment to Technology Transfer Agreement (the "Amendment Agreement") is made and entered into as of this 18th day of March 1997 by and between Rae Technology, LLC, a California corporation ("Rae") and NetObjects Inc., a Delaware corporation ("NetObjects").

                                   R E C I T A L S

          WHEREAS, Rae and NetObjects are parties to a Technology Transfer Agreement dated as of February 2, 1996, a copy of which is attached hereto as Exhibit A (the "Technology Transfer Agreement");

          WHEREAS, NetObjects desires to enter into an Agreement and Plan of Merger (the "Merger Agreement") with, INTER ALIA, International Business Machines Corporation on substantially the terms set forth in that draft Merger Agreement of March 16, 1997;

          WHEREAS, a condition to the Merger Agreement is the effectiveness of certain amendments to the Technology Transfer Agreement;

          WHEREAS, Rae and NetObjects each believe that amendment of the Technology Transfer Agreement is in their respective best interests and desire to amend the Technology Transfer Agreement in the manner set forth herein.


          NOW, THEREFORE, for good and valuable consideration, including the share issuance contemplated by the Merger Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

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                                  A G R E E M E N T

          1.   EFFECTIVENESS EFFECT.

          Effective immediately prior to the Effective Time (as defined in the Merger Agreement), the Technology Transfer Agreement shall be amended as set forth in Section 2 of this Amendment Agreement. Upon the closing of the Merger, this Amendment Agreement shall be effective as of March 18, 1997 for all purposes. Except as specifically set forth herein, the terms of the Technology Transfer Agreement shall remain unmodified and in full force and effect.

          2.   AMENDMENT.

          (a) The second recital to the Agreement shall be amended in full to read as follows:

               "WHEREAS, to achieve the business objectives of the parties and to permit full implementation of the "Solo Technology" by Transferee, the parties now desire to amend and restate the Former Agreement, among other things, to provide for an assignment and transfer of all of Transferor's rights, title and interests in and to the "Solo Technology" to Transferee, with Transferee granting back to Transferor a worldwide, perpetual, royalty-free, non-assignable, non-exclusive license, with right of sublicense, in the Field of Use (as hereinafter defined) with respect to all of the transferred technology and a limited, nonexclusive, nontransferable license in the Field of Use with respect to Transferee's modification of the "Solo Technology" for the sole purpose of developing and marketing software applications for the stand-alone Personal Information Management (PIM) market; and"

          (b) Section 2(c) of the Agreement shall be amended in full to read as follows:

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               (c)  "Intellectual Property Rights" shall mean all Confidential
     Information and, whether or not the following constitute Confidential Information, all of Transferor's United States and foreign copyrights, know-how, patents, licenses, patent applications, inventions, trade secrets, formulas, algorithms, processes, methodologies, designs, schematics, diagrams and the like pertaining to the Technology, or the Resulting Technology as the case may be; PROVIDED, HOWEVER, that the Intellectual Property Rights shall not include any trademark rights relating to the trademark "Solo" or any other trademarks of Transferor.

          (c) Section 2(d) of the Agreement shall be amended in full to read as follows:

               (d) "Field of Use" shall mean all commercial applications of the Technology and the related Technical Information and Intellectual Property Rights solely to derive or create Transferor's existing personal information manager programs and successor versions and releases thereof, which are single user software programs primarily intended to be used by individuals to manage personal data such as personal contacts, events, schedules, tasks, projects, notes, pictures and lists of documents, files and other personal information.

          (d) Section 2(e) of the Agreement shall be amended in full to read as follows:

               (e) "Resulting Solo-N Technology" shall mean all the results of the research, development and engineering work performed by Transferee after the effective date of the Amended Agreement, February 2, 1996, up to December 31, 1998 with respect to the Technology as it existed on the effective date of the Former Agreement, including, without limitation, all derivative works, modifications, improvements, advanced software programs, patentable inventions or copyrightable material or any combination thereof that will allow commercial exploitation of the Technology in the Field of Use.

          (e) Section 3(d) of the Agreement shall be amended in full to read as follows:

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               (e)  Transferee hereby grants to Transferor exclusively in the
          Field of Use a non-transferable, worldwide, royalty-free, perpetual, non-exclusive, non-assignable, right and license, with right of license to Transferor's end user customers (both directly and through resellers), to use and reproduce the Technology and the Intellectual Property Rights, Confidential Information, Technical Information and Business Records related thereto, and to prepare derivative works from (including, but not limited to, the Resulting Solo-R Technology) make, use, and, except with respect to source code, to disclose, perform, display, sell, offer to sell, identify and distribute (both directly and through resellers) computer products incorporating the same to be used solely by end users.

          (f) Section 3(f) of the Agreement shall be amended in full to read as follows:

               (f) Transferee hereby grants to Transferor exclusively in the Field of Use a nontransferable, worldwide, royalty-free, perpetual, non-exclusive, non-assignable, right and license, with right of sublicense to Transferor's resellers and end user customers, to use the trademarks "Solo" or "S.O.L.O." and the goodwill associated therewith solely to identify the Technology, the Resulting Solo-N Technology and the Resulting Solo-R Technology in the products of Transferor incorporating the same; PROVIDED, HOWEVER, that Transferor shall only use such marks to identify products that are of comparable quality to the products of Transferee incorporating the Technology.

          (g) Section 5(b) of the Agreement shall be amended in full to read as follows:

               (b) Subject to Section 5(a), title and ownership to the Resulting Solo-R Technology in the Field of Use and the Intellectual Property Rights related thereto shall reside in Transferor.

          (h) Section 7(a) of the Agreement shall be amended in full to read as follows:

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               (a)  All derivative works, modifications and improvements to the
     Technology and all inventions of whatsoever kind or nature incorporating or otherwise utilizing any of the Intellectual Property Rights related to the Technology developed by Transferee subsequent to the date of this Amended Agreement, including, but not limited to, the Resulting Solo-N Technology, shall be owned by Transferee; provided that all such derivative works, modifications and improvements to the Technology developed by Transferee subsequent to the date of this Amended Agreement, February 2, 1996, through December 31, 1998 shall be licensed to Transferor pursuant to the provisions of Section 3(e) hereof.

          (i) Section 12 of the Agreement shall be amended in full to read as follows:

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               "This Amended Agreement and all of the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns."

          3.   CORRECTION.

          With effect from and after the execution of this Amendment Agreement, the second sentence of Section 3(a) of the Agreement shall be revised by substituting "Transferee" for the second reference to "Transferor".

          4.   GENERAL.

          The Technology Transfer Agreement, as amended by this Amendment Agreement, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous oral or written agreements and understandings between the parties. No modification of the Agreement or this Amendment Agreement shall be binding on either party unless in a writing signed by both parties. International Business Machines Corporation is an express beneficiary of this Amendment Agreement. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.


          IN WITNESS WHEREOF, this Amendment Agreement is executed as of the date and year first above written.

RAE TECHNOLOGY, LLC,                     NETOBJECTS, INC.
as successor-in-interest to
Rae Technology, Inc.

By:__________________                    By:_____________________

Its:_________________                    Its:____________________